Exhibit  21.1
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

NAME                                                 JURISDICTION OF INCORPORATION
---------------------------------------------------  -----------------------------
TOPS Corporation                                     Nevada

Overlook Communications International Corporation    North Carolina

WorldLink Communications, Inc.                       Georgia

Phoenix DataNet, Inc.                                Texas

Phoenix Data Systems, Inc.                           Texas

Telecommute Solutions, Inc.                          Texas

Charter Communicaciones Internacionales Grupo, S.A.
Panama Charter Communications International de
Venezuela, S.A.                                      Venezuela

Charter Communications International de Mexico       Mexico

Charter Communications Internacionales de
Nicaragua, S. A.                                     Nicaragua

Charter Communications Internacionales de C. V       Honduras

Charter Communications Internacionales de
Guatmala, S.A.                                       Guatamala

Charter Communications International  Aruba, N.V     Aruba

Charter Communications Internacionales S.A de C.V    Costa Rica
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